Exhibit 31.0.10

                     PROMISSORY NOTE AND SECURITY AGREEMENT

         This Promissory Note and Security Agreement is given effect as of February 27, 2001 ("Note") BY Thomas P. Bowie, an individual having an address at 237 Spring Run Lane, Downington, Pennsylvania, hereinafter referred to as "Borrower", IN FAVOR OF, Penn-America Insurance Company, a Pennsylvania corporation, with offices located at 420 S. York Road, Hatboro, Pennsylvania, hereinafter referred to as "Lender". The word "Lender" means the original Lender and anyone else who takes this Note by transfer.

1. Sole Purpose of the Loan. This credit evidenced hereby is given by the Lender pursuant to Section 1502 of the Pennsylvania Corporation Law and the Unanimous Consent of the Directors of the Lender, dated January 1, 2000. Any funds provided under this Note may solely be used by Borrower to purchase $.001 par value common stock of the Lender (the "Common Stock"), including brokerage commissions and transaction costs. Such funds will be provided by Lender to Borrower by way of Borrower's authorized broker, Fahnstock and Company, who will relay Borrower's request for funds from Lender and who will then receive said funds from Lender and apply them towards the purchase of $.001 par value PNG common stock as directed by Borrower.

2. Borrower's Promise to Pay Principal and Interest. In return for the funds loaned by Lender to Borrower for the acquisition of PNG common stock, Borrower promises to pay $9,167.50 (the "Principal"), plus interest to the order of the Lender. Interest, at an annual rate of (5.07%) percent will be charged on that part of the Principal which has not been paid from the date of this Note until all Principal has been paid in full, with interest to be accrued semi-annually. See attached Addendum A, incorporated herein by reference, for specifics of the transaction(s), which generated the principal due and owing herein.

3. Payments.

         (a) Unless otherwise specifically set forth herein, Borrower will pay all principal, interest, costs and charges due and owing under this Note no later than February 27, 2006. All payments will be made to Lender at the address shown above or to such other address as Lender may notify Borrower of, in writing. Notwithstanding the foregoing, Borrower may instruct Lender to sell some or all of the Common Stock, which is the subject of this Promissory Note and Security Agreement. The proceeds from such sale will be used by Lender towards repayment of Borrower's loan and shall be applied by Lender to repay an


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                  amount equal to the cost basis for the shares of Common Stock sold, including commissions, costs and interest incurred. Such repayment shall be entered onto Lender's books within five (5) business days of the receipt of settlement proceeds by Lender.

         (b) Acceleration: Lender may not accelerate repayment by Borrower under this Note, unless Borrower's employment with Lender is terminated prior to February 27, 2006 due to fraud, embezzlement, conviction of a crime or grossly negligent conduct on the part of Borrower that results in injury or damage to Lender. In the event of such an occurrence(s), Lender shall accelerate the loan and require immediate payment from Borrower of all principal, interest, costs and charges due and owing under this Note. Repayment by Borrower under this Note will not accelerate, other than as a result of the above.

4. Early Payments. Borrower has the right to make payments at any time before they are due. These early payments will mean that this Note will be paid in less time.

5. Late Charge for Overdue Payments. If the Lender has not received any payment within fifteen (15) days after its due date, Borrower will pay the Lender a late charge of (4%) percent of the payment. This charge will be paid with the late payment.

6. Default. If Borrower fails to make any payment required by this Note within fifteen (15) days after its due date, or if Borrower fails to keep any other promises that Borrower makes in this Note, or if those promises made in the Security Agreement bearing even date herewith are not kept, Lender may declare that Borrower is in default on this Note and the Security Agreement. Upon default, Borrower must immediately pay the full amount of all unpaid principal, interest, other amounts due on this Note and the Security Agreement and the Lender's costs of collection and reasonable attorney fees.

7. Waivers. Borrower gives up its right to require that the Lender do the following: (a) to demand payment (called "presentment"); (b) to notify Borrower of nonpayment (called "notice of dishonor"); and (c) to obtain an official certified statement showing nonpayment (called a "protest"). The Lender may exercise any right under this Note or the Security Agreement or under any law, even if Lender has delayed in exercising that right or has agreed in an earlier instance not to exercise that right. Lender does not waive its right to declare that Borrower is in default by making payments or incurring expenses on Borrower's behalf.

8. Pledge of Collateral. In order to protect the Lender if the promises made in this Note are not kept, and as security for the Borrower's repayment of its obligations as set forth in this Note (the "Obligations"), the Borrower hereby grants to the Lender a security interest in and a lien on the Common Stock (the "Collateral") purchased in accordance with this Note and held by Lender in its safe at Penn-America Insurance Company, under the control of the General Counsel. The parties intend that this Note shall constitute a "security agreement" within the meaning and for purposes of, and as defined in the Pennsylvania Uniform Commercial Code, 13 PACSA Section 4101 et seq. (the "Code").


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9. Escrow of Collateral.

         A. Simultaneously with the Borrower's execution of this Note, the Borrower shall execute and deliver to Lender any and all forms, instruments, certificates and other documents required by Lender that are sufficient for Lender to establish possession or control of the Common Stock to be purchased in order to perfect the Lender's lien on such Common Stock, together with such other reasonable terms and conditions to preserve the Collateral and to protect the rights of Lender in the Collateral.

         B. Lender shall hold the Collateral and the Assignment thereof in escrow in accordance with the following provisions:

         (1) If Borrower is in Default, Lender shall liquidate the Collateral and shall first apply the proceeds therefrom against all fees and expenses incurred by Lender in connection with liquidating the Collateral, then second shall apply any remaining proceeds therefrom against all accrued and unpaid interest (including any late payment charges incurred pursuant to Section 5 hereof), then third against outstanding principal.

         (2) When the Obligations have been paid in full or satisfied, the Lender shall release the remainder of the Collateral, in any, to the order of the Borrower.

10. Rights Retained by the Borrower.

         A. Until the Lender exercises its rights under this Agreement to the Collateral, the Borrower shall retain any voting rights, rights to receive cash dividends, liquidating stock dividends and dividends paid in stock, new securities or other property which the Borrower is entitled to receive by virtue of such dividend, and all other rights associated with the Collateral, except those expressly limited in this Agreement.

         B. In addition, the Borrower shall, at all times until the Collateral is sold and title thereto is actually transferred, have the absolute right to redeem the Collateral upon payment to the Lender of the then outstanding balance of the Obligations.

11. Borrower's Default. If the Borrower defaults in the payment of its Obligations pursuant to this Note, upon the Lender's demand, the Borrower will execute any other assignment or document necessary or advisable to liquidate or assign the Collateral to the Lender, make payment pursuant to this Note, and to carry out the purposes of this Agreement.

12. Lender's Rights. The rights, powers and remedies given to the Lender by this Agreement are in addition to all rights, powers and remedies given to the Lender by statute or rule of law, unless otherwise limited in this Agreement. A forbearance or failure or a delay by the Lender in exercising any one or more of its rights, powers or remedies is not a waiver of any such right, power or remedy, and any exercise of a right, power or remedy does not preclude its further exercise. Until the Obligations of the Borrower are fully satisfied, the rights, powers and remedies of the Lender continue to exist and may be exercised by the Lender at any time not limited in this Agreement.

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13. Change in Control. In the event of a "change in control" of Lender, as defined in Addendum B and incorporated herein by reference, all obligations of Borrower under this Note are immediately forgiven and satisfied, effective as of the date of the change in control.

14. Further Assurances. The Borrower and the Lender hereby agree to execute and deliver in the future any and all assignments, agreements, instruments and/or documents as may reasonably be required and as may be necessary or expedient to effect or facilitate the transfer of the Collateral in order to effect the intents and purposes of this Agreement.

15. Miscellaneous.

         A. This Agreement applies to and shall inure to the benefit of the Lender's successors and assigns and binds the Borrower's heirs and assigns.

         B. This Agreement may not be modified except by a written agreement executed by both the Borrower and the Lender.

         C. This Agreement contains the entire agreement between the parties as to the subject matter set forth therein and supersedes any and all prior written or oral understandings or agreements with respect to the subject matter hereof.

         D. This Agreement may not be assigned by the Borrower. Lender may assign this Promissory Note and Security Agreement and shall provide written notification thereof to Borrower.

         E. Any and all notices and other correspondence required or permitted to be given hereunder shall be in writing and shall either be (i) personally delivered; (ii) transmitted by telefax and followed by sending same via United States first class mail; or (iii) sent by United States certified or registered mail, return receipt requested, with full postage prepaid, and addressed to the parties at their respective addresses herein set forth (or to such other address as the parties may from time to time designate by notice to the others given in the foregoing manner. All notices shall be deemed effective when given.

         F. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania unless preempted by Federal law, without regard to its principles of conflict of laws.

         G. In the event that any provision or part thereof set forth herein is held to be invalid by a court of competent jurisdiction, or otherwise conflicts



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with applicable law, such provision or part hereof shall be deemed to be deleted from this Agreement, and this Agreement shall be construed to give effect to the remaining provisions hereof.

         H. Captions in this Agreement are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.



PENN-AMERICA INS. CO.



By:
   -----------------------------------------

BORROWER:





WITNESS:




STATE OF PENNSYLVANIA                                 )
                                                      )ss.
COUNTY OF                                             )

         BE IT REMEMBERED, that I hereby certify that on this ______ day of _________ , 2002, before me, the undersigned authority, personally appeared Thomas P. Bowie, who I am satisfied is the person mentioned in the within instrument, and he acknowledged that he signed, sealed and delivered the same as his voluntary act and deed.



---------------------------------
Notary Public of Pennsylvania
                                                                    NOTARIALSEAL


My Commission Expires ______________

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


STATE OF PENNSYLVANIA                                 )
                                                                         )ss.
COUNTY OF                                             )


          BE IT REMEMBERED, that on this _____ day of__________, 2002, before me, the subscriber, a Notary Public of the State of Pennsylvania, personally appeared Garland P. Pezzuolo, to me known, who, being by me duly sworn upon her oath according to law, did depose and say that she is Vice President, Secretary and General Counsel of Penn-America Insurance Company, the Lender in the within Pledge Agreement, and that in her capacity aforesaid she executed the within Pledge Agreement on behalf of the said corporation; she did duly acknowledge to me that she signed, sealed and delivered the same as her voluntary act and deed and as such officer of the said corporation; that the within instrument is the voluntary act and deed of the said corporation, by virtue of authority granted by its Board of Directors; that this person knows the proper seal of the corporation which was affixed to his Pledge Agreement.




----------------------------------------
Notary Public of Pennsylvania
                                                                    NOTARIALSEAL


My Commission Expires ______________











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                                   Addendum A

This Addendum forms a part of the Amended and Restated Promissory Note and Security Agreement effective February 27, 2001 ("the Note") by and between Thomas P. Bowie ("Borrower") and Penn-America Insurance Company ("Lender").

         The common stock acquired by Borrower, which gives rise to the Note in the amount of $9,167.50 (which is the principal amount of the loan plus brokerage commissions and transaction costs) is the result of the acquisition by Borrower on February 21, 2001 of 700 shares of PNG common stock at a price of $9.12 per share and the acquisition by Borrower on February 22, 2001, of 300 shares of PNG common stock at a price of $9.12 per share. Copies of the confirmation notices are attached hereto and incorporated herein by reference.
















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                                   Addendum B

         For purposes of the within Note, "change in control" shall be deemed to have occurred upon the earliest to occur of the following events:

         (i) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Penn-America Insurance Company will be dissolved or liquidated, or

         (ii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company,

         (iii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) and the shareholders of the other constituent corporation (or its board of directors, if shareholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation will have at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation, or

         (iv) the date any entity, person or group, other than Penn-America Group, Inc., its subsidiaries Penn Independent Corporation or those individuals and trusts who comprise the shareholders of Penn Independent Corporation, shall have become the beneficial owner of, or shall have obtained voting control over, more than thirty percent (30%) of the outstanding Shares of the Company's Common Stock, or

         (v) the first day when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two (2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.


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